                                               Filed Pursuant to Rule 424 (b)(3)
                                                      Registration No. 333-50026
                                   7.50% Convertible Subordinated Notes due 2007
                                                           CUSIP No. 019496 AB 4


                     ALLIED RISER COMMUNICATIONS CORPORATION

                  PROSPECTUS SUPPLEMENT DATED DECEMBER 29, 2000
                      TO PROSPECTUS DATED DECEMBER 15, 2000


         The selling security holders table on page 16 of the prospectus is hereby amended to update the information regarding the following entities in the prospectus and their respective amounts of 7.50% convertible subordinated notes due 2007.

                                                         CONVERTIBLE NOTES                            COMMON STOCK
                                               --------------------------------------       --------------------------------
                                                PRINCIPAL AMOUNT    PRINCIPAL AMOUNT
                                                 OF CONVERTIBLE      OF CONVERTIBLE           NUMBER OF         NUMBER OF
      NAME OF SELLING SECURITY HOLDER             NOTES OWNED         NOTES OFFERED          SHARES OWNED     SHARES OFFERED
      -------------------------------          ------------------   -----------------       --------------    --------------
BNP Arbitrage SNC                                $5,859,000.00        $5,859,000.00                0                0
BNP Cooper Neff Convertible Strategies
Fund, L.P.                                       $  391,000.00        $  391,000.00                0                0
Credit Research & Trading LLC                    $2,500,000.00        $2,500,000.00                0                0
Peoples Benefit Life Insurance Company           $3,000,000.00        $3,000,000.00                0                0
St. Albans Partners Ltd.                         $1,000,000.00        $1,000,000.00                0                0